EXHIBIT A

                                 PLAN OF MERGER

     THIS PLAN OF MERGER (this "Plan of Merger"), dated as of _______________, 2000, is between The Art Boutique, Inc., a Wyoming corporation, and Kearney, Inc., a Wyoming corporation (collectively "Constituent Corporations").

     WHEREAS, The Art Boutique, Inc., the parent corporation, as owner of 100% of the issued and outstanding capital (common) stock of Kearney, Inc., a Wyoming Corporation, and Kearney, Inc., as the subsidiary, have agreed by written consent to the merger of Kearney, Inc. with and into The Art Boutique, Inc.; and

     WHEREAS, the respective Boards of Directors of the Constituent Companies have each approved the merger of Kearney, Inc. into The Art Boutique, Inc. in accordance with the Wyoming Statutes; and

     WHEREAS, this Plan of Merger shall be filed with Articles of Merger with the Secretary of State of Wyoming in order to consummate the merger of Kearney, Inc. with and into The Art Boutique, Inc.; and

         WHEREAS, the Constituent Companies have agreed to execute and file this Plan of Merger as provided under the Wyoming Statutes.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, Parent and the Company hereby agree as follows:

         1. The Merger. At the Effective Time, in accordance with this Plan of Merger, and the Wyoming Statutes, Kearney, Inc. shall be merged (such merger being herein referred to as the "Merger") with and into The Art Boutique, Inc., the separate existence of Kearney, Inc. shall cease, and The Art Boutique, Inc. shall continue as the surviving corporation. The Art Boutique, Inc. hereinafter sometimes is referred to as the "Surviving Corpora-tion."

         2. Effect of the Merger. When the Merger has been effected, the Surviving Corporation shall retain the name "The Art Boutique, Inc.," and the Articles of Incorporation in Wyoming shall not be amended. The Surviving Corporation shall thereupon and there-after possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Corporations; and all and singular, the rights, privileges, powers and franchises of each of the Constituent Corporations and all property, real, personal and mixed, and all debts due to either of the Corporations on whatever account, as well for stock subscriptions as all other things in action or belonging to each of such corporations shall be vested in


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                the  Surviving   Corporation;   and  all   property,   rights,
                privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise, in any of such Constituent Corporations, shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of any of said Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

         3. Consummation of the Merger. The parties hereto will cause the Merger to be consummated by filing with the Secretary of State of Wyoming, Articles of Merger and this Plan of Merger in such form as required by, and executed in accordance with, the relevant provisions of the Wyoming Statutes (the time of such filing being the "Effective Time" and the date of such filing being the "Effective Date".)

         4. Articles of Incorporation: Bylaws: Directors and Officers. The Articles of Incorporation and Bylaws of the Surviving Corpora-tion shall be identical with the Articles of Incorporation and Bylaws of The Art Boutique, Inc. as in effect immediately prior to the Effective Time until thereafter amended as provided here-in and under Wyoming Statutes.

         5. Conversion of Securities. At the Effective Time, by virtue of the Merger:

                         a. There will be no conversion of shares of Kearney, Inc., because The Art Boutique, Inc.
                                owns 100% of the outstanding Kearney, Inc. share, which will be retired at closing.

                         b. Each Share which is held in the treasury of the either company or which is owned by any direct or indirect subsidiary of the either company shall be canceled and retired, and no payment shall be made with respect thereto.

                         c. Each outstanding or authorized subscription, op-tion, warrant, call, right (including any pre-emptive right), commitment, or other agreement of any character whatsoever which obligates or may obligate the Parent to issue or sell any additional shares of its capital stock or any securities convertible into or evidencing the right to subscribe for any shares of its capital stock or securities convertible into or exchange -able for such shares, if any, shall remain un-changed and is specifically assumed by the surviving corporation.


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                         d.     No Fractional  Shares  and  no  certificates  or
                                scrip   representing   such   fractional  Merger
                                Shares, shall be issued.

         6. Taking of Necessary Action: Further Action. Each of Parent, and the Company shall use all reasonable efforts to take all such actions as may be necessary or appropriate in order to effect-uate the Merger under Wyoming Statutes or federal law as prompt-ly as possible. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of the Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of either of the Con-stituent Corporations, the officers and directors of the Surviv-ing Corporation are fully authorized in the name of their corpo-ration or otherwise to take, and shall take, all such lawful and necessary action.

     IN WITNESS WHEREOF, The Art Boutique, Inc. and Kearney, Inc. have caused this Plan of Merger to be executed as of the date first above written.

                                                     THE ART BOUTIQUE, INC.
                                                     (a Wyoming Corporation)

                                                        /s/ William A. Erickson
                                                     By:------------------------
                                                              President


                                                     KEARNEY, INC.
                                                     (a Wyoming corporation)


                                                        /s/ Ronald A. Shogren
                                                     By:------------------------
                                                              President